 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 21, 2014

TN-K ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN	38571
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(931) 707-9599

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2014 TN-K Energy Group, Inc. entered into Amendment No. 2 to the Employment Agreement with Mr. Ken Page, its Chief Executive Officer. Under the terms of the amendment, Mr. Page’s base salary was reduced from $46,000 annually to $42,000 annually, and we agreed to pay his health insurance premiums initially at the rate of $524.00 per month, which such amount may be increased or decreased upon an change in the cost of such insurance based upon an subsequent policy providing identical coverage. This amendment memorialized an oral agreement between the parties entered into in May 2014. A copy of Amendment No. 2 to Mr. Page’s employment agreement is filed as Exhibit 10.25 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

10.24	Amendment No. 2 dated August 21, 2014 to Employment Agreement by and between TN-K Energy Group, Inc. and Ken Page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TN-K ENERGY GROUP INC.

Date: August 25, 2014	By: /s/ Ken Page
Ken Page Chief Executive Officer and President

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